Exhibit 99.01

El Paso Electric

NEWS RELEASE

For Immediate Release	Contact:	Investor
Date: August 5, 2009	Media	Relations:
	Teresa Souza	Steve Busser
	915/543-5823	915/543-5983
Rachelle Williams
915/543-2257

El Paso Electric Announces Second Quarter Financial Results

Overview

•

For the second quarter 2009, EE reported net income of $15.4 million, or $0.34 basic and diluted earnings per share. In the second quarter of 2008, EE reported net income of $19.2 million, or $0.43 basic and diluted earnings per share.

•

For the six months ended June 30, 2009, EE reported net income of $25.0 million, or $0.56 basic and diluted earnings per share. Net income for the six months ended June 30, 2008 was $33.7 million, or $0.75 basic and diluted earnings per share.

“Overall, the second quarter 2009 earnings exceeded those for 2008 after adjusting for the impact of the scheduled refueling outage for Palo Verde Unit 3 and the impairments of investments in our decommissioning trust funds” said David W. Stevens, Chief Executive Officer. “From an operational perspective, we completed Phase 1 of the Newman Power Plant Unit 5 on time and on budget, providing an additional 140 MW of capacity to meet our service territory’s growing demand for electricity, as evidenced by a new native system peak of 1,571 MW established in July 2009.”

Earnings Summary

The table and explanations below present the major factors affecting 2009 net income relative to 2008 net income.

	Quarter Ended			Six Months Ended
	Pre-Tax Effect	After-Tax Net Income	Basic EPS	Pre-Tax Effect	After-Tax Net Income	Basic EPS
June 30, 2008		$19,234	$0.43		$33,722	$0.75
Changes in:
Fossil fuel plant O&M	$1,335	841	0.02	$2,528	1,593	0.04
AFUDC and capitalized interest	987	907	0.02	1,545	1,549	0.03
Retail non-fuel base revenue	728	458	0.01	(1,045)	(658)	(0.01)
Deregulated Palo Verde Unit 3 revenues	(5,163)	(3,253)	(0.08)	(3,823)	(2,409)	(0.05)
Interest and investment income	(2,556)	(2,004)	(0.04)	(3,671)	(3,094)	(0.07)
Interest on long-term debt	(1,619)	(1,020)	(0.02)	(5,438)	(3,426)	(0.08)
Retained margins on off-system sales	(787)	(495)	(0.01)	(7,007)	(4,414)	(0.10)
Other		763	0.01		2,177	0.05

June 30, 2009		$15,431	$0.34		$25,040	$0.56

Second Quarter 2009

Earnings for the quarter ended June 30, 2009 when compared to the same period last year, were positively affected by:

•

Lower O&M costs at our fossil-fueled generating plants as more planned major maintenance was performed in the second quarter 2008 (Newman Unit 3 and Four Corners Unit 5 generating units) than was performed in the second quarter 2009 (Newman Unit 4 and Rio Grande Unit 8 generating units).

•

Increased AFUDC and capitalized interest in 2009 due to higher balances of construction work in progress subject to AFUDC partially offset by lower capitalized interest on nuclear fuel due to lower interest rates.

•	Higher retail non-fuel base revenues in 2009 primarily due to a 4.4% increase in kWh sales to residential customers partially offset by a decline in sales to commercial and industrial customers.

Earnings for the quarter ended June 30, 2009 when compared to the same period last year were negatively affected by:

•

Decreased revenues from retail sales of deregulated Palo Verde Unit 3 power as the unit did not operate for most of April and May 2009 due to its planned refueling outage and a lower proxy market price in June 2009.

•	An increase in impairments and losses on equity securities in our Palo Verde decommissioning trust funds in 2009 compared to 2008.

•

Increased interest expense on long-term debt as a result of the June 2008 issuance of $150 million of 7.5% Senior Notes partially offset by lower interest rates on the revolving credit facility used to finance nuclear fuel.

•	Lower retained margins on off-system sales as a result of reduced margins per MWh due to lower market prices.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

Year to Date

Earnings for the six months ended June 30, 2009 when compared to the same period last year, were positively affected by:

•

Lower O&M costs at our fossil-fueled generating plants as more planned major maintenance was performed in the first six months of 2008 (Newman Unit 3, Four Corners Unit 5, and Copper generating units) than was performed in the first six months of 2009 (Rio Grande Unit 8 and Newman Unit 4 generating units).

•

Increased AFUDC and capitalized interest in 2009 due to higher balances of construction work in progress subject to AFUDC partially offset by lower capitalized interest on nuclear fuel due to lower interest rates.

Earnings for the six months ended June 30, 2009 when compared to the same period last year were negatively affected by:

•	Lower retained margins on off-system sales primarily as a result of reduced margins per MWh due to lower market power prices.

•

Increased interest expense on long-term debt as a result of the June 2008 issuance of $150 million of 7.5% Senior Notes and higher interest rates on pollution control bonds partially offset by lower interest rates on the revolving credit facility used to finance nuclear fuel.

•	Decreased revenues from retail sales of deregulated Palo Verde Unit 3 power as the unit did not operate for most of April and May 2009 due to its planned refueling outage.

•	An increase in impairments and losses on equity securities in our Palo Verde decommissioning trust funds in 2009 compared to 2008.

•

Lower retail non-fuel base revenues in 2009 primarily due to a 17.4% decrease in kWh sales to large commercial and industrial customers and a 1.5% decrease in kWh sales to small commercial and industrial customers partially offset by a 0.8% increase in kWh sales to residential customers.

Retail Non-fuel Base Revenues

Retail non-fuel base revenues increased by $0.7 million, pre-tax, or 0.6% in the second quarter of 2009 compared to the same period in 2008 primarily reflecting a 4.4% increase in kWh sales to residential customers. Kilowatt-hour sales to residential customers in the second quarter of 2009 reflect a 1.7% increase in the average number of customers served compared to the second quarter of 2008. This increase in revenues was partially offset by recession-related declines in revenues from small commercial and industrial customers of 1.5% and large commercial and industrial customers of 9.5%. Kilowatt-hour sales to small commercial and industrial customers and large commercial and industrial customers in the second quarter of 2009 decreased approximately 2% and 17%, respectively, compared to the same quarter in 2008, reflecting the impact of the recession on our service territory economy. Non-fuel base revenues and kilowatt-hour sales are provided by customer class on page 10 of the Release.

For the six months ended June 30, 2009, retail non-fuel base revenues decreased by $1.0 million, pre-tax, or 0.5% primarily reflecting a recession-related decline in sales to large commercial and industrial customers and, to a lesser extent, small commercial and industrial customers. Kilowatt-hour sales to large commercial and industrial customers decreased 17.4% in the six months ended June 30, 2009 compared to the same period in 2008 and kWh sales to small commercial and industrial customers decreased 1.5%. These decreases were partially offset by an increase of 0.8% in kWh sales to residential customers and a 0.5% increase in kWh sales to public authorities. The increase in revenues from residential customers of $1.3 million or 1.5% reflected a 1.7% increase in the average number of customers served in 2009 compared to the same period in 2008. Heating degree days in 2009 were approximately 12% below 2008 and the 10-year average while cooling degree days

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

were close to last year and the 10-year average. Non-fuel base revenues and kilowatt-hour sales are provided by customer class on page 12 of the Release.

Palo Verde Operations

We own approximately 633 MW (undivided interest) of generating capacity in the three generating units at the Palo Verde Nuclear Generating Station. The operation of Palo Verde not only affects our ability to make off-system sales but also impacts fuel costs to native load customers and represents a significant portion of our non-fuel operation and maintenance expenses. Palo Verde generation accounted for almost 59% of total Company generation in the second quarter of 2009. A scheduled Spring refueling outage at Palo Verde Unit 3 began April 3, 2009 and was completed May 28, 2009. The 2008 scheduled Spring refueling outage at Palo Verde Unit 2 began March 29, 2008 and was completed June 5, 2008. Megawatt-hours (MWh) generated by Palo Verde increased 8.9% in the second quarter of 2009 compared to the same period in 2008.

Off-system Sales

We make off-system sales in the wholesale power markets when competitively priced excess power is available from our generating plants and purchased power contracts. The table below shows off-system sales in MWh and the pre-tax margins realized and retained by us from sales for the quarter and six months ended June 30, 2009 and 2008:

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
MWh sales	634,078	564,119	1,692,481	1,676,805
Total margins (in thousands)	$1,143	$2,192	$7,865	$17,175
Retained margins (in thousands)	$857	$1,644	$5,900	$12,907

For the quarter ended June 30, 2009, retained margins from off-system sales decreased approximately $0.8 million, pre-tax, over the corresponding period in 2008. For the six months ended June 30, 2009, our retained margins decreased $7.0 million, pre-tax, over the corresponding period in 2008. These decreases were due to reduced margins per MWh as a result of lower average market prices for power. The table below shows on a per MWh basis, pre-tax revenues, costs and margins from off-system sales for 2009 and 2008.

Quarter Ended	Average Revenue Per MWh	Average Cost of Energy Per MWh	Pre-Sharing Average Margin Per MWh
March 31, 2008	$66.07	$52.60	$13.47
June 30, 2008	$88.78	$84.89	$3.89
March 31, 2009	$36.49	$30.13	$6.36
June 30, 2009	$35.43	$33.63	$1.80

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

Capital and Liquidity

We maintain a strong capital structure and cash position to support required investments in electric utility plant. At June 30, 2009, common stock equity represented 46.3% of our capitalization (common stock equity, long-term debt, financing obligations, and the current portion of long-term debt and financing obligations). At June 30, 2009, we had a balance of $83.7 million in cash and cash equivalents, most of which was invested in federally insured accounts.

Cash flows from operations for the six months ended June 30, 2009 increased $62.5 million to $111.3 million from $48.8 million in the corresponding period in 2008. The primary factor affecting the increased cash flow was the collection of deferred fuel revenues in 2009 net of associated income taxes. The collection of deferred fuel revenues included the over-recovery of fuel costs by $36.6 million in 2009 and the collection of $16.3 million of deferred fuel revenues, including interest, through two fuel surcharges implemented in 2008. In April 2009, we received approval from the Public Utility Commission of Texas (PUCT) to terminate the remaining fuel surcharge effective in May 2009. Fuel over-recoveries in the first six months of 2009 offset the remaining balance of the fuel surcharge. In addition, on July 30, 2009, we received approval from the PUCT to reduce our fixed fuel factor effective in August 2009. At June 30, 2009, we had a net fuel over-recovery balance of $4.8 million, including a $5.8 million over-recovery in Texas, $1.2 million under-recovery in New Mexico, and a $0.2 million over-recovery from our FERC customer. At December 31, 2008, we had a fuel under-recovery balance of $46.9 million, including $39.2 million in Texas and $7.7 million in New Mexico. The current period fuel over-recoveries in Texas are the result of a significant decline in natural gas prices since the current Texas fixed fuel factor was implemented in October 2008.

During the six months ended June 30, 2009, our primary capital requirements were for the construction and purchase of electric utility plant and purchases of nuclear fuel. Capital requirements for new electric plant were $99.8 million for the six months ended June 30, 2009 compared to $94.7 million for the six months ended June 30, 2008. Cash flows from operations funded all of our capital requirements through the first six months of 2009.

We finance our nuclear fuel inventory through a trust that borrows under our $200 million credit facility to acquire and process nuclear fuel. Borrowings under the credit facility for nuclear fuel were $103.5 million as of June 30, 2009 and $95.1 million as of June 30, 2008. Up to $120 million of the credit facility may be used to finance nuclear fuel. Amounts not drawn for nuclear fuel are available for general corporate purposes. No borrowings were outstanding at June 30, 2009 for general corporate purposes. We believe that we will have adequate liquidity through our current cash balances, cash from operations, and our credit facility to meet all of our anticipated cash requirements through 2009 based on current projections. We anticipate the need for additional external funds to finance capital requirements in 2010. We could seek to issue additional long-term debt or obtain funds through an additional credit facility to finance capital requirements in addition to funds from operations and our existing credit facility.

No shares of common stock were repurchased during the first or second quarters of 2009. As of June 30, 2009, approximately 1,521,366 shares remain available for repurchase under the currently authorized program.

2009 Earnings Guidance

We are reiterating our 2009 earnings guidance of a range of $1.00 to $1.50 per basic share.

Conference Call

A conference call to discuss second quarter 2009 earnings is scheduled for 10:30 a.m. Eastern Time, August 5, 2009. The dial-in number is 866-802-4328 with a conference ID of 1373393. The conference leader will be

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

David Stevens, Chief Executive Officer of EE. A replay will run through August 19, 2009 with a dial-in number of 866-837-8032 and a conference ID of 1373393. The conference call and presentation slides will be webcast live on EE’s website found at http://www.epelectric.com. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates; (ii) fluctuations in off-system sales margins due to uncertainty in the economy power market and the availability of generating units; (iii) uncertainties and instability in the general economy and the resulting impact of EE’s sales and profitability; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the size of our construction program and our ability to complete construction on budget and on time; (vi) costs at Palo Verde; (vii) deregulation of the electric utility industry; (viii) possible increased costs of compliance with environmental or other laws, regulations and policies; (ix) possible income tax and interest payments as a result of audit adjustments proposed by the IRS; (x) uncertainties and instability in the financial markets and the resulting impact on EE’s ability to access the capital and credit markets; and (xi) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, http://www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric • P.O. Box 982 • El Paso, Texas 79960

El Paso Electric Company and Subsidiary

Consolidated Statements of Operations

Quarter Ended June 30, 2009 and 2008

(In thousands except for per share data)

(Unaudited)

	2009	2008	Variance
Operating revenues, net of energy expenses:
Base revenues	$124,039	$123,237	$802	(a)
Off-system sales margins, net of sharing	857	1,644	(787)
Deregulated Palo Verde Unit 3 revenues	1,399	6,562	(5,163)
Other	5,176	4,940	236

Operating Revenues Net of Energy Expenses	131,471	136,383	(4,912)

Other operating expenses:
Other operations and maintenance	39,844	42,562	(2,718)
Palo Verde operations and maintenance	27,194	27,917	(723)
Taxes other than income taxes	12,511	12,321	190
Other income (deductions)	(1,327)	1,302	(2,629)

Earnings Before Interest, Taxes, Depreciation and Amortization	50,595	54,885	(4,290	) (b)

Depreciation and amortization	18,706	18,774	(68)
Interest on long-term debt	12,196	10,577	1,619
AFUDC and capitalized interest	4,560	3,573	987
Other interest expense	82	345	(263)

Income Before Income Taxes	24,171	28,762	(4,591)

Income tax expense	8,740	9,528	(788)

Net Income	$15,431	$19,234	$(3,803)

Basic Earnings per Share	$0.34	$0.43	$(0.09)

Diluted Earnings per Share	$0.34	$0.43	$(0.09)

Weighted average number of shares outstanding	44,783	44,686	97

Weighted average number of shares and dilutive potential shares outstanding	44,792	44,836	(44)

(a)	Base revenues exclude fuel recovered through New Mexico base rates of $16.4 million and $16.6 million in 2009 and 2008, respectively.
(b)	EBITDA is a non-GAAP financial measure and is not a substitute for net income or other measures of financial performance in accordance with GAAP.

El Paso Electric Company and Subsidiary

Consolidated Statements of Operations

Six Months Ended June 30, 2009 and 2008

(In thousands except for per share data)

(Unaudited)

	2009	2008	Variance
Operating revenues, net of energy expenses:
Base revenues	$226,384	$227,442	$(1,058	) (a)
Off-system sales margins, net of sharing	5,900	12,907	(7,007)
Deregulated Palo Verde Unit 3 revenues	6,993	10,816	(3,823)
Other	10,939	9,169	1,770

Operating Revenues Net of Energy Expenses	250,216	260,334	(10,118)

Other operating expenses:
Other operations and maintenance	80,782	84,750	(3,968)
Palo Verde operations and maintenance	48,931	50,059	(1,128)
Taxes other than income taxes	25,028	24,099	929
Other income (deductions)	(2,916)	160	(3,076)

Earnings Before Interest, Taxes, Depreciation and Amortization	92,559	101,586	(9,027	) (b)

Depreciation and amortization	36,385	37,391	(1,006)
Interest on long-term debt	26,120	20,682	5,438
AFUDC and capitalized interest	9,081	7,536	1,545
Other interest expense	252	557	(305)

Income Before Income Taxes	38,883	50,492	(11,609)

Income tax expense	13,843	16,770	(2,927)

Net Income	$25,040	$33,722	$(8,682)

Basic Earnings per Share	$0.56	$0.75	$(0.19)

Diluted Earnings per Share	$0.56	$0.75	$(0.19)

Weighted average number of shares outstanding	44,770	44,824	(54)

Weighted average number of shares and dilutive potential shares outstanding	44,791	45,014	(223)

(a)	Base revenues exclude fuel recovered through New Mexico base rates of $31.8 million and $32.7 million in 2009 and 2008, respectively.
(b)	EBITDA is a non-GAAP financial measure and is not a substitute for net income or other measures of financial performance in accordance with GAAP.

El Paso Electric Company and Subsidiary

Cash Flow Summary

Six Months Ended June 30, 2009 and 2008

(In thousands and Unaudited)

	2009	2008
Cash flows from operating activites:
Net income	$25,040	$33,722
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization of electric plant in service	36,385	37,391
Deferred income taxes, net	(4,186)	15,160
Other	16,635	15,507
Change in working capital items:
Net recovery (deferral) of fuel revenues	51,618	(38,635)
Other	(14,181)	(14,323)

Net cash provided by operating activites	111,311	48,822

Cash flows from investing activites:
Cash additions to utility property, plant and equipment	(99,795)	(94,725)
Cash additions to nuclear fuel	(20,199)	(18,958)
Proceeds from sale of investment in debt securities	—	16,000
Decommissioning trust funds	(3,903)	(5,562)
Other	(3,405)	(6,672)

Net cash used for investing activities	(127,302)	(109,917)

Cash flows from financing activities:
Proceeds from exercise of stock options	—	1,004
Repurchase of common stock	—	(9,892)
Proceeds from issuance of long-term notes payable	—	148,719
Financing obligations	9,840	12,081
Other	(1,782)	(1,768)

Net cash provided by financing activities	8,058	150,144

Net increase (decrease) in cash and cash equivalents	(7,933)	89,049

Cash and cash equivalents at beginning of period	91,642	4,976

Cash and cash equivalents at end of period	$83,709	$94,025

Cash interest payments	$23,526	$18,584

El Paso Electric Company and Subsidiary

Quarter Ended June 30, 2009 and 2008

Sales and Revenues Statistics

	2009	2008	Increase (Decrease)
			Amount	Percentage
MWh sales:
Retail:
Residential	569,004	544,942	24,062	4.4%
Commercial and industrial, small	585,678	597,315	(11,637)	(1.9%)
Commercial and industrial, large	255,178	305,688	(50,510)	(16.5%)
Sales to public authorities	392,328	389,213	3,115	0.8%

Total retail sales	1,802,188	1,837,158	(34,970)	(1.9%)

Wholesale:
Sales for resale	18,564	15,874	2,690	16.9%
Off-system sales	634,078	564,119	69,959	12.4%

Total wholesale sales	652,642	579,993	72,649	12.5%

Total MWh sales	2,454,830	2,417,151	37,679	1.6%

Operating revenues (in thousands):
Non-fuel base revenues:
Retail:
Residential	$48,073	$45,862	$2,211	4.8%
Commercial and industrial, small	45,888	46,569	(681)	(1.5%)
Commercial and industrial, large	8,762	9,678	(916)	(9.5%)
Sales to public authorities	20,741	20,627	114	0.6%

Total retail non-fuel base revenues	123,464	122,736	728	0.6%
Wholesale:
Sales for resale	575	501	74	14.8%

Total non-fuel base revenues	124,039	123,237	802	0.7%
Fuel revenues:
Recovered from customers during the period (a)	47,447	47,015	432	0.9%
Under (over) collection of fuel	(13,285)	40,737	(54,022)	—
New Mexico fuel in base rates	16,444	16,631	(187)	(1.1%)

Total fuel revenues	50,606	104,383	(53,777)	(51.5%)
Off-system sales	22,464	50,082	(27,618)	(55.1%)
Other	6,540	6,703	(163)	(2.4%)

Total operating revenues	$203,649	$284,405	$(80,756)	(28.4%)

Off-system sales (in thousands):
Gross margins	$1,143	$2,192	$(1,049)	(47.9%)
Retained margins	857	1,644	(787)	(47.9%)

Average number of retail customers:
Residential	325,302	319,766	5,536	1.7%
Commercial and industrial, small	35,892	35,843	49	0.1%
Commercial and industrial, large	49	53	(4)	(7.5%)
Sales to public authorities	4,929	4,864	65	1.3%

Total	366,172	360,526	5,646	1.6%

Number of retail customers (end of period):
Residential	325,707	320,087	5,620	1.8%
Commercial and industrial, small	35,964	36,022	(58)	(0.2%)
Commercial and industrial, large	50	54	(4)	(7.4%)
Sales to public authorities	4,925	4,866	59	1.2%

Total	366,646	361,029	5,617	1.6%

Weather statistics			10 Yr Average
Heating degree days	82	83	66
Cooling degree days	1,013	1,008	995

(a)	Excludes $4.0 million and $4.9 million, respectively of prior periods deferred fuel revenues recovered through Texas fuel surcharges.

El Paso Electric Company and Subsidiary

Quarter Ended June 30, 2009 and 2008

Generation and Purchased Power Statistics

	2009	2008	Increase (Decrease)
			Amount	Percentage
Generation and purchased power (MWh):
Palo Verde	1,093,069	1,003,759	89,310	8.9%
Four Corners	186,566	132,529	54,037	40.8%
Gas plants	582,427	717,202	(134,775)	(18.8%)

Total generation	1,862,062	1,853,490	8,572	0.5%
Purchased power	729,839	722,243	7,596	1.1%

Total available energy	2,591,901	2,575,733	16,168	0.6%
Line losses and Company use	137,071	158,582	(21,511)	(13.6%)

Total	2,454,830	2,417,151	37,679	1.6%

Palo Verde capacity factor	80.6%	74.2%	6.4%
Four Corners capacity factor	84.9%	57.5%	27.4%

El Paso Electric Company and Subsidiary

Six Months Ended June 30, 2009 and 2008

Sales and Revenues Statistics

	2009	2008	Increase (Decrease)
			Amount	Percentage
MWh sales:
Retail:
Residential	1,058,633	1,050,390	8,243	0.8%
Commercial and industrial, small	1,058,965	1,075,574	(16,609)	(1.5%)
Commercial and industrial, large	478,175	579,094	(100,919)	(17.4%)
Sales to public authorities	707,377	703,687	3,690	0.5%

Total retail sales	3,303,150	3,408,745	(105,595)	(3.1%)

Wholesale:
Sales for resale	28,958	25,753	3,205	12.4%
Off-system sales	1,692,481	1,676,805	15,676	0.9%

Total wholesale sales	1,721,439	1,702,558	18,881	1.1%

Total MWh sales	5,024,589	5,111,303	(86,714)	(1.7%)

Operating revenues (in thousands):
Non-fuel base revenues:
Retail:
Residential	$88,264	$86,972	$1,292	1.5%
Commercial and industrial, small	83,552	84,173	(621)	(0.7%)
Commercial and industrial, large	16,568	18,347	(1,779)	(9.7%)
Sales to public authorities	37,118	37,055	63	0.2%

Total retail non-fuel base revenues	225,502	226,547	(1,045)	(0.5%)
Wholesale:
Sales for resale	882	895	(13)	(1.5%)

Total non-fuel base revenues	226,384	227,442	(1,058)	(0.5%)
Fuel revenues:
Recovered from customers during the period (a)	97,908	85,629	12,279	14.3%
Under (over) collection of fuel	(36,641)	42,772	(79,413)	—
New Mexico fuel in base rates	31,804	32,725	(921)	(2.8%)

Total fuel revenues	93,071	161,126	(68,055)	(42.2%)
Off-system sales	61,081	123,599	(62,518)	(50.6%)
Other	13,549	12,478	1,071	8.6%

Total operating revenues	$394,085	$524,645	$(130,560)	(24.9%)

Off-system sales (in thousands):
Gross margins	$7,865	$17,175	$(9,310)	(54.2%)
Retained margins	5,900	12,907	(7,007)	(54.2%)

Average number of retail customers:
Residential	324,542	319,062	5,480	1.7%
Commercial and industrial, small	35,839	35,616	223	0.6%
Commercial and industrial, large	49	53	(4)	(7.5%)
Sales to public authorities	4,934	4,864	70	1.4%

Total	365,364	359,595	5,769	1.6%

Number of retail customers (end of period):
Residential	325,707	320,087	5,620	1.8%
Commercial and industrial, small	35,964	36,022	(58)	(0.2%)
Commercial and industrial, large	50	54	(4)	(7.4%)
Sales to public authorities	4,925	4,866	59	1.2%

Total	366,646	361,029	5,617	1.6%

Weather statistics			10 Yr Average

Heating degree days	1,112	1,274	1,265
Cooling degree days	1,050	1,032	1,012

(a)	Excludes $16.3 million and $4.9 million, respectively of prior periods deferred fuel revenues recovered through Texas fuel surcharges.

El Paso Electric Company & Subsidiary

Six Months Ended June 30, 2009 and 2008

Generation and Purchased Power Statistics

	2009	2008	Increase (Decrease)
			Amount	Percentage
Generation and purchased power (MWh):
Palo Verde	2,446,153	2,265,287	180,866	8.0%
Four Corners	385,956	284,512	101,444	35.7%
Gas plants	1,013,951	1,290,278	(276,327)	(21.4%)

Total generation	3,846,060	3,840,077	5,983	0.2%
Purchased power	1,442,013	1,570,626	(128,613)	(8.2%)

Total available energy	5,288,073	5,410,703	(122,630)	(2.3%)
Line losses and Company use	263,484	299,400	(35,916)	(12.0%)

Total	5,024,589	5,111,303	(86,714)	(1.7%)

Palo Verde capacity factor	90.6%	83.2%	7.4%
Four Corners capactiy factor	86.9%	61.9%	25.0%

El Paso Electric Company and Subsidiary

Financial Statistics

At June 30, 2009 and 2008

(In thousands, except number of shares, book value per share, and ratios)

Balance Sheet	2009	2008

Cash and cash equivalents	$83,709	$94,025

Common stock equity	$726,175	$685,056
Long-term debt, net of current portion	739,674	739,629
Financing obligations, net of current portion	69,464	74,957

Total capitalization	$1,535,313	$1,499,642

Current portion of long-term debt and financing obligations	$34,029	$20,139

Number of shares - end of period	44,966,307	44,824,872

Book value per common share	$16.15	$15.28

Common equity ratio	46.3%	45.1%
Debt ratio	53.7%	54.9%